UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2005

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2860 West Bayshore Road, Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 5.02 below regarding compensation awarded to four directors in connection with their resignations.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) On February 16, 2005, four directors of Greater Bay Bancorp (the “Company”) tendered their resignations to be effective March 1, 2005. The four directors are Robert A. Archer, Susan B. Ford Dorsey, Warren R. Thoits and T. John Whalen. In accordance with the early retirement program for directors disclosed in the Company’s Current Report on Form 8-K filed on January 28, 2005, the Company will make a one-time payment to these directors in the amount of the fees they received last year, as follows: (a) Robert A. Archer, $44,000; (b) Susan B. Ford Dorsey, $32,000; (c) Warren Thoits, $72,000 and (d) T. John Whalen, $40,000.

(b) On February 15, 2005, the Board of Directors appointed Kamran F. Husain to the position of Controller. In such position, Mr. Husain, 39, will serve as the Company’s principal accounting officer. Mr. Husain began his career with the Company in April 1999 as Senior Vice President, Finance and Risk Management. Prior to joining the Company, Mr. Husain was an employee at PriceWaterhouseCoopers LLP from 1993 to 1999 where he reached the level of Senior Manager. From 1989 to 1993, he was a financial analyst with Kidder Peabody.

Item 8.01 Other Events

On February 21, 2005, the Company issued a press release announcing its termination of its proposed exchange offer for the Company’s Zero Coupon Senior Convertible Debt Securities due 2024 (“CODES”). The press release is included as Exhibit 99 to this report. The information included in the press release is incorporated herein by reference and is considered to be “filed” under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.	Press release dated February 21, 2005 relating to termination of proposed exchange offer of CODES, deemed filed under the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: February 22, 2005	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General
Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.	Press release dated February 21, 2005 relating to termination of proposed exchange offer of CODES, deemed filed under the Securities Exchange Act of 1934.

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